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                                                                   EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the incorporation by reference in Amendment No. 3 to Registration Statement No. 333-61017 of Data Processing Resources Corporation on Form S-4 of our report dated September 25, 1998, (October 21, 1998 as to
Note 4 paragraph 11) relating to the consolidated financial statements of Data Processing Resources Corporation, appearing in the Annual Report on Form 10-K dated October 22, 1998 of Data Processing Resources Corporation.

  We consent to the incorporation by reference in Amendment No. 3 to Registration Statement No. 333-61017 of Data Processing Resources Corporation on Form S-4 of our report dated March 14, 1997 (April 29, 1997 as to Note 8) relating to the financial statements of Computec International Strategic Resources, Inc., appearing in the 424(b)(3) Prospectus dated June 11, 1998 relating to Registration Statement No. 333-53371 of Data Processing Resources Corporation on Form S-3.

  We consent to the incorporation by reference in Amendment No. 3 to Registration Statement No. 333-61017 of Data Processing Resources Corporation on Form S-4 of our report dated January 30, 1998 relating to the financial statements of S3G, Inc., appearing in the Form 8-K, as amended, of Data Processing Resources Corporation dated January 27, 1998.

  We also consent to the reference to us under the heading "Experts" in the Proxy Statement/Prospectus that is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Costa Mesa, California
November 4, 1998